Exhibit 4.6

Schedules of Material Differences of Contractual Arrangements of Representative Variable Interest Entities and their Respective Equity Holders

I.
Loan Agreement Schedule

The material differences in the loan agreements by and among the VIE Shareholders and the WFOEs in connection with our contractual arrangements for the representative variable interest entities and their respective equity holders are set forth below.

1.
loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) on January 10, 2018; the agreement will expire upon (i) 20 years from the effective date of the loan agreement, (ii) upon the expiry of the business term of the WFOE, or (iii) upon the expiry of the business term of Zhejiang Tmall Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB10 million, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;
2.
loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”) and Taobao (China) Software Co., Ltd. (the “WFOE”) on January 4, 2019; the agreement will terminate (i) 20 years from the effective date of the loan agreement on January 4, 2019, (ii) upon the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Zhejiang Taobao Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB65,032,517, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;
3.
loan agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Hangzhou Yunyi Network Technology Co., Ltd. (collectively, the “VIE Shareholder”) and Hangzhou AliCloud Apsara Information Technology Co., Ltd. (the “WFOE”) on April 15, 2024; the agreement will expire (i) 20 years from the effective date of the loan agreement on April 15, 2024, (ii) upon the expiry of the business term of the WFOE, or (iii) upon the expiry of the business term of Alibaba Cloud Computing Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB50,025,013, which shall only be used for operation activities approved by the WFOE; the VIE Shareholders made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business;

4.
loan agreement entered into by Hangzhou Baoxuan Investment Management Co., Ltd. (the “VIE Shareholder”) and Zhejiang Tmall Technology Co., Ltd. (the “WOFE”) on June 29, 2018; the agreement will expire upon (i) 20 years from the effective date of the loan agreement, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Zhejiang Diantao Good Things Network Co., Ltd.1 (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB 55,027,514, which shall only be used for operation activities approved by the WFOE; the VIE Shareholder made representations in the agreement that, among other things, it shall not cause the VIE to borrow from a third party or assume any debt, except for indebtedness of no more than RMB100,000, individually or in aggregate in six consecutive months, arising in the ordinary course of business.
II.
Exclusive Call Option Agreement Schedule

The material differences in the exclusive call option agreements by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our contractual arrangements for the representative variable interest entities and their respective equity holders are set forth below.

1.
exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018; the agreement is effective upon signing and becomes null and void when all of the equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);
2.
exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder”), Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019; the agreement is effective from January 4, 2019 and becomes null and void when all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);
3.
exclusive call option agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Hangzhou Yunyi Network Technology Co., Ltd. (the “VIE Shareholders”), Hangzhou AliCloud Apsara Information Technology Co., Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on April 15, 2024; the agreement is effective from April 15, 2024 and becomes null and void when all of the equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);
4.
exclusive call option agreement entered into by and among Hangzhou Baoxuan Investment Management Co., Ltd. (the “VIE Shareholder”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Diantao Good Things Network Co., Ltd. (the “VIE”) on June 29, 2018; the agreement is effective from June 29, 2018 and becomes null and void when all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s).
III.
Proxy Agreement Schedule

The material differences in the proxy agreements by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our contractual arrangements for the representative variable interest entities and their respective equity holders are set forth below.

1 Formerly known as Zhejiang Zhuoji Network Co., Ltd. and Zhejiang Zhile Network Co., Ltd.

1.
proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. on January 10, 2018; the agreement has a term of 20 years, subject to automatic renewal;
2.
proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd. on January 4, 2019; the agreement became effective on January 4, 2019 and has a term of 20 years, subject to automatic renewal;
3.
proxy agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd., Hangzhou Yunyi Network Technology Co., Ltd., Hangzhou AliCloud Apsara Information Technology Co., Ltd. and Alibaba Cloud Computing Ltd. on April 15, 2024; the agreement became effective on April 15, 2024 and has a term of 20 years, subject to automatic renewal;
4.
proxy agreement entered into by Hangzhou Baoxuan Investment Management Co., Ltd., Zhejiang Tmall Technology Co., Ltd. and Zhejiang Diantao Good Things Network Co., Ltd.2 on June 29, 2018; the agreement became effective on June 29, 2018 and has a term of 20 years, subject to automatic renewal.
IV.
Equity Pledge Agreement Schedule

The material differences in the equity pledge agreements entered into by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our contractual arrangements for the representative variable interest entities and their respective equity holders are set forth below.

1.
equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;
2.
equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Taobao (China) Software Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;
3.
equity pledge agreement entered into by Hangzhou Zhenxi Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Hangzhou AliCloud Apsara Information Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Alibaba Cloud Computing Ltd. (the “VIE”) on April 15, 2024, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;
4.
equity pledge agreement entered into by Hangzhou Yunyi Network Technology Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Hangzhou AliCloud Apsara Information Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Alibaba Cloud Computing Ltd. (the “VIE”) on April 15, 2024, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements;

2 Formerly known as Zhejiang Zhuoji Network Co., Ltd. and Zhejiang Zhile Network Co., Ltd.

5.
equity pledge agreement entered into by Hangzhou Baoxuan Investment Management Co., Ltd. (the “VIE Shareholder” and the “pledgor”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Diantao Good Things Network Co., Ltd.3 (the “VIE”) dated as of June 29, 2018, which secures the performance of the obligations of the VIE Shareholder under the contractual arrangements.
V.
Exclusive Services Agreement Schedule

The material differences in the exclusive services agreements by and among the VIEs and the WFOEs in connection with our contractual arrangements for the representative variable interest entities and their respective equity holders are set forth below.

1.
exclusive services agreement entered into by Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on January 10, 2018; the agreement became effective on January 10, 2018 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;
2.
exclusive services agreement entered into by Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 4, 2019; the agreement became effective on January 4, 2019 subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle;
3.
exclusive services agreement entered into by Hangzhou AliCloud Apsara Information Technology Co., Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on April 15, 2024; the agreement became effective on April 15, 2024 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable according to the period agreed by both parties;
4.
exclusive services agreement entered into by Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Diantao Good Things Network Co., Ltd.4 (the “VIE”) on June 29, 2018; the agreement became effective on June 29, 2018 and has a term of 20 years subject to automatic renewal; subject to compliance with mandatory provisions of laws and regulations, the scope of services and the amount of service fees may be determined and adjusted by the WFOE and the VIE based on suggestions made by the WFOE, which shall not be refused by the VIE without reasonable grounds, from time to time; the service fees are payable on an annual basis in principle.

3 Formerly known as Zhejiang Zhuoji Network Co., Ltd. and Zhejiang Zhile Network Co., Ltd.

4 Formerly known as Zhejiang Zhuoji Network Co., Ltd. and Zhejiang Zhile Network Co., Ltd.